UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2016 (September 27, 2016)

SUFFOLK BANCORP

(Exact name of registrant as specified in its charter)

New York	001-37658	11-2708279
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 West Second Street, Riverhead, New York 11901

(Address of principal executive offices) (Zip Code)

(631) 208-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Memorandum of Understanding

As previously announced, on June 26, 2016, People’s United Financial, Inc., a Delaware corporation (“People’s United”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Suffolk Bancorp, a New York corporation (“Suffolk”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Suffolk will merge with and into People’s United (the “Merger”), with People’s United as the surviving corporation in the Merger. Concurrently with the Merger or at such later time as People’s United may determine, Suffolk’s wholly-owned subsidiary, The Suffolk County National Bank of Riverhead, will merge with and into People’s United’s wholly-owned subsidiary, People’s United Bank, National Association (the “Bank Merger”). People’s United Bank, National Association will be the surviving bank in the Bank Merger. The Merger Agreement was previously filed as Exhibit 2.1 to Suffolk’s Current Report on Form 8-K filed on June 28, 2016.

On September 27, 2016, Suffolk, People’s United and the individual defendants in the previously disclosed actions related to the Merger styled as Thaler/Howell Foundation v. Suffolk Bancorp et al., Index No. 609834/2016 (Sup. Ct., Suffolk Cnty.), Levy v. Suffolk Bancorp et al., Index No. 610475/2016 (Sup. Ct., Suffolk Cnty.), and Parshall v. Suffolk Bancorp, et al., Case No. 2:16-cv-04367 (E.D.N.Y.) (the “Actions”) entered into a memorandum of understanding (“MOU”) with the plaintiffs in such Actions regarding the settlement of the Actions. Pursuant to the MOU, Suffolk agreed to make available additional information to Suffolk’s shareholders in connection with the Merger (the “Supplemental Disclosures”). The Supplemental Disclosures should be read in conjunction with the definitive proxy statement in respect of the Merger filed by Suffolk with the U.S. Securities and Exchange Commission and the documents incorporated by reference therein (the “Proxy Statement”). Suffolk, People’s United and the other defendants in the Actions deny all of the allegations in the Actions, including any allegations asserting a violation of federal or state law, and believe the disclosures in the Proxy Statement are adequate. Nevertheless, Suffolk, People’s United and the other defendants have agreed to settle the Actions in order to avoid the costs, disruption and distraction of further litigation.

The MOU contemplates that the parties thereto would enter into a stipulation of settlement with respect to the Actions, which would be subject to customary conditions, including court approval following notice to Suffolk’s shareholders. It also contemplates that in the event that the parties enter into such a stipulation of settlement, a hearing would be scheduled at which a court overseeing the Actions would consider the fairness, reasonableness and adequacy of the settlement. Additional information concerning the proposed settlement will be provided to Suffolk’s shareholders in due course. If the settlement is finally approved by the court, it would resolve and release all claims that were brought or could have been brought in the Actions, including claims challenging any disclosure made in connection with the Merger. In addition, in connection with the settlement, the MOU contemplates that counsel for the plaintiffs in the Actions will file a petition for an award of attorneys’ fees and expenses in an amount not to exceed $300,000 to be paid by Suffolk or its successor. If the court approves the settlement contemplated by the MOU, the Actions will be dismissed with prejudice.

The settlement will not affect the merger consideration to be paid to Suffolk’s shareholders in connection with the Merger or the timing of the special meeting of Suffolk’s shareholders, which will be held at The Suffolk County National Bank, Administrative Center, Lower Level, 4 West Second Street, Riverhead, New York on October 13, 2016 at 10:00 a.m., local time, to vote upon a proposal to adopt the Merger Agreement and related matters.

SUPPLEMENT TO THE PROXY STATEMENT

The following information supplements the Proxy Statement and should be read in connection with the Proxy Statement, which should be read in its entirety. To the extent that information herein differs from or updates information contained in the Proxy Statement, the information contained herein supersedes the information contained in the Proxy Statement. All page references in the information below are to pages in the Proxy Statement, and terms used below have the meanings set forth in the Proxy Statement, unless otherwise defined below. Without admitting in any way that the disclosures below are material or otherwise required by law, People’s United and Suffolk make the following supplemental disclosures.

The Section titled “The Merger – Background of the Merger” commencing on page 39 of the Proxy Statement is hereby updated specifically at page 40 by amending and restating the paragraph commencing with the words “Suffolk’s board of directors also discussed the benefits of consulting an investment banker…” in its entirety as follows:

“Suffolk’s board of directors also discussed the benefits of consulting an investment banker on industry topics and strategic and transaction developments. As discussed further below, Suffolk’s board of directors retained KBW to act as its financial advisor in connection with a possible transaction based on a consideration of, among other factors, KBW’s reputation, experience in mergers and acquisitions, valuations, financing, and capital markets, its knowledge of and relationships with potential transaction partners, and its long-standing relationship and familiarity (resulting from its prior investment banking engagements in connection with Suffolk’s loan sale and private placement in 2012 and periodic discussions with Suffolk’s board of directors on industry topics and strategic developments) with Suffolk, Suffolk’s strategic goals, and the industry and markets in which Suffolk competes. Suffolk’s board of directors also consulted with counsel at Wachtell, Lipton, Rosen & Katz (which we refer to as “Wachtell Lipton”), longstanding counsel to Suffolk.”

The Section titled “The Merger – Background of the Merger” commencing on page 39 of the Proxy Statement is hereby updated specifically at page 41 by adding the following to the end of the second paragraph:

“The confidentiality agreements also prohibited each potential bidder from requesting a waiver of the standstill provisions.”

The Section titled “The Merger – Opinion of Keefe, Bruyette & Woods, Inc., Financial Advisor to Suffolk” commencing on page 48 of the Proxy Statement is hereby updated specifically at page 53 by adding the following as the final sentence in the paragraph commencing with the words “For purposes of the financial analyses described below…”:

“In addition, using the number of Suffolk common shares, shares of Suffolk restricted stock and Suffolk stock options outstanding as of June 20, 2016 as provided by Suffolk management, KBW also reviewed with Suffolk’s board of directors an implied fully diluted transaction equity value of $402 million based on the implied transaction value for the merger of $33.55 per share of Suffolk common stock and an implied fully diluted market equity value of $278 million based on the June 24, 2016 closing price of Suffolk common stock on the NYSE.”

The Section titled “The Merger – Opinion of Keefe, Bruyette & Woods, Inc., Financial Advisor to Suffolk” commencing on page 48 of the Proxy Statement is hereby updated specifically by amending and restating Footnotes (1) and (2) to the final table on page 54 in their entirety as follows:

(1) Excludes the impact of LTM EPS multiples for three of the selected companies (Kearny Financial Corp., Northfield Bancorp, Inc., and Clifton Bancorp Inc.), which multiples were considered to be not meaningful because they were greater than 30.0x.

(2) Excludes the impact of the estimated 2016 and 2017 EPS multiples for two of the selected companies (Kearny Financial Corp. and Clifton Bancorp Inc.), which multiples were considered to be not meaningful because they were greater than 30.0x.

The Section titled “The Merger – Opinion of Keefe, Bruyette & Woods, Inc., Financial Advisor to Suffolk” commencing on page 48 of the Proxy Statement is hereby updated specifically at page 57, by amending and restating the third bullet point in the paragraph commencing with the words “For each selected transaction…” in its entirety as follows:

“Price per common share to estimated then-current, unreported year EPS of the acquired company taken from consensus “street estimates” publicly available prior to announcement of the respective transaction (which were not available for Southeastern Bank Financial Corporation, California Republic Bancorp, American Chartered Bancorp, Inc., Bank of Georgetown, Community & Southern Holdings, Inc., and CNLBancshares, Inc.); and”

The Section titled “The Merger – Opinion of Keefe, Bruyette & Woods, Inc., Financial Advisor to Suffolk” commencing on page 48 of the Proxy Statement is hereby updated specifically at page 59 by amending and restating the paragraph commencing with the words “KBW performed a pro forma financial impact analysis…” in its entirety as follows:

“KBW performed a pro forma financial impact analysis that combined projected income statement and balance sheet information of People’s United and Suffolk. Using (i) balance sheet estimates as of December 31, 2016 for People’s United and Suffolk from consensus “street estimates” for People’s United and Suffolk, (ii) EPS consensus “street estimates” for 2016, 2017 and 2018 in the case of

People’s United and 2016 and 2017 in the case of Suffolk, (iii) an assumed long-term net income growth rate for Suffolk for fiscal years after 2017 provided by Suffolk management and (iv) pro forma assumptions that were discussed with KBW by the management of Suffolk and used and relied upon by KBW at the direction of such management, KBW analyzed certain potential pro forma financial effects of the merger on People’s United. This analysis indicated the merger could be accretive relative to People’s United’s estimated 2017 EPS and estimated 2018 EPS by 1.3% and 2.0%, respectively, and dilutive to People’s United’s estimated tangible book value per share as of December 31, 2016 by 1.6%. Furthermore, the analysis indicated that, pro forma for the merger, each of People’s United’s tangible common equity to tangible assets ratio, leverage ratio and Tier 1 Risk-Based Capital Ratio as of December 31, 2016 could be higher and Total Risk Based Capital Ratio as of December 31, 2016 could be lower. For all of the above, the actual results achieved by People’s United following the merger may vary from the projected results, and the variations may be material.”

The Section titled “The Merger – Opinion of Keefe, Bruyette & Woods, Inc., Financial Advisor to Suffolk” commencing on page 48 of the Proxy Statement is hereby updated specifically at page 59 by amending and restating the paragraph commencing with the words “KBW performed a discounted cash flow analysis of Suffolk…” in its entirety as follows:

“KBW performed a discounted cash flow analysis of Suffolk to estimate a range for the implied equity value of Suffolk. In this analysis, KBW used consensus “street estimates” of Suffolk for 2016 and 2017 as well as assumed long-term net income and asset growth rates for Suffolk provided by Suffolk management and assumed discount rates ranging from 9.0% to 12.0% which were selected taking into account a capital asset pricing model implied cost of capital calculation using, among other things, the 10-year treasury yield and Suffolk’s “2 Year Daily Adjusted Beta” per FactSet Research Systems as of June 24, 2016 and certain cost of capital data from the Duff & Phelps 2015 Valuation Handbook. Suffolk’s “2 Year Daily Adjusted Beta” as of June 24, 2016 was 0.84 per FactSet Research Systems, and none of People’s United, Suffolk or KBW assumes any responsibility for such data. The ranges of values were derived by adding (i) the present value of the estimated excess cash flows that Suffolk could generate over the five-year period from December 2016 through 2021 as a standalone company, and (ii) the present value of Suffolk’s implied terminal value at the end of such period. KBW assumed that Suffolk would maintain a tangible common equity to tangible assets ratio of 8.00% and would retain sufficient earnings to maintain that level. Estimated excess cash flows were calculated generally as any portion of estimated earnings in excess of the retained amount assumed. In calculating the terminal value of Suffolk, KBW applied a range of 13.0x to 17.0x estimated 2022 net income. This discounted cash flow analysis resulted in a range of implied values per share of Suffolk common stock of $26.62 per share to $37.48 per share.”

The Section titled “The Merger – Certain Suffolk Prospective Financial Information” commencing on page 60 of the Proxy Statement is hereby updated specifically at page 61 by adding the following as the final sentence in the paragraph commencing with the words “Suffolk’s financial advisor did not rely upon the foregoing financial information…”:

“Suffolk management also directed Suffolk’s financial advisor to use and rely upon, for purposes of the forecasted pro forma financial impact analysis performed by Suffolk’s financial advisor in connection with its opinion to Suffolk’s board of directors, pro forma assumptions that included, among other things, cost savings of 50.0% of Suffolk’s consensus estimate non-interest expense, phased in 75.0% in 2017 and 100% in 2018; a corporate restructuring charge of $36.0 million (on a pre-tax basis); a tax rate increase to Suffolk’s earnings from 30.6% to 32.5% due to REIT elimination; a cost of cash of 1.50% (on a pre-tax basis); certain purchase accounting adjustments (on a pre-tax basis); a core deposit intangible of 2.00% of non-time deposits; and a Durbin Amendment impact (loss) to annual pre-tax net income of ($0.6 million).”

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is being made in respect of the proposed merger transaction involving People’s United and Suffolk. People’s United has filed a registration statement on Form S-4 with the SEC (and an amendment thereto), which includes a proxy statement of Suffolk and a prospectus of People’s United, and each party may file other documents regarding the proposed transaction with the SEC. A definitive proxy statement/prospectus has also been sent to the Suffolk shareholders seeking the required shareholder approval. Before making any voting or investment decision, investors and security holders of Suffolk are urged to carefully read the entire registration statement and proxy statement/prospectus and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. The documents filed by People’s United and Suffolk with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by People’s United may be obtained free of charge from People’s United at www.peoples.com under the tab “Investor Relations” and then under the heading “Financial Information”, and the documents filed by Suffolk may be obtained free of charge from Suffolk at www.scnb.com under the tab “Investor Relations” and then under the tab “SEC Filings.” Alternatively, these documents, when available, can be obtained free of charge from People’s United upon written request to People’s United Financial, Inc., 850 Main Street, Bridgeport, Connecticut 06604, Attn: Investor Relations, or by calling (203) 338-4581, or from Suffolk upon written request to Suffolk Bancorp, 4 West Second Street, Riverhead, New York 11901, Attn: Investor Relations, or by calling (631) 208-2400.

People’s United and Suffolk and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Suffolk in favor of the approval of the merger. Information regarding People’s United’s directors and executive officers is contained in People’s United’s Annual Report on Form 10-K for the year ended December 31, 2015 and its Proxy Statement on Schedule 14A, dated March 11, 2016, which are filed with the SEC. Information regarding Suffolk’s directors and executive officers is contained in Suffolk’s Annual Report on Form 10-K for the year ended December 31, 2015 and its Proxy Statement on Schedule 14A, dated April 6, 2016, which are filed with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the registration statement and the proxy statement/prospectus. Free copies of these documents may be obtained as described in the preceding paragraph.

FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, People’s United’s and Suffolk’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time, are difficult to predict and are generally beyond the control of either company. Forward-looking statements speak only as of the date they are made and neither company assumes no duty to update forward-looking statements. Actual results may differ materially from current projections.

In addition to factors previously disclosed in People’s United’s and Suffolk’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by Suffolk shareholders on the expected terms and schedule, and including the risk that regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated; delay in closing the merger; difficulties and delays in integrating the Suffolk business or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of People’s United’s products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; the impact, extent and timing of technological changes; capital management activities; litigation; increased capital requirements, other regulatory requirements or enhanced regulatory supervision; and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2016

SUFFOLK BANCORP

By:	/s/ Howard C. Bluver
	Name:	Howard C. Bluver
	Title:	President & Chief Executive Officer